As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-106408

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 8 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Maxtor Corporation

(Exact name of registrant as specified in charter)

Delaware	77-0123732
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

500 McCarthy Boulevard
Milpitas, California 95035
(408) 894-5000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dr. C.S. Park
Chairman of the Board and
Chief Executive Officer
500 McCarthy Boulevard
Milpitas, California 95035
(408) 894-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Diane Holt Frankle, Esq.
DLA Piper Rudnick Gray Cary US LLP
2000 University Avenue
East Palo Alto, California 94303
(650) 833-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

DEREGISTRATION OF SHARES
SIGNATURES

DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 8 to the Registration Statement on Form S-3, as amended (No. 333-106408), which was declared effective by the Securities and Exchange Commission on September 22, 2003, is being filed to deregister unsold shares of common stock and 6.80% Convertible Senior Notes due 2010 of the registrant, Maxtor Corporation. The registrant’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 8 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock and 6.80% Convertible Senior Notes due 2010, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement. As of May 13, 2005, $14,201,000 of 6.80% Convertible Senior Notes due 2010 remained unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on May 13, 2005.

MAXTOR CORPORATION
By	/s/ C.S. Park
Dr. C.S. Park
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 8 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on May 13, 2005.

Signature	Title

/s/ C. S. Park Dr. C.S. Park	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Duston M. Williams Duston M. Williams	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Nancy Bush Nancy Bush	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ Richard E. Allen Richard E. Allen	Director

/s/ Charles M. Boesenberg Charles M. Boesenberg	Director

/s/ Michael R. Cannon Michael R. Cannon	Director

/s/ Charles F. Christ Charles F. Christ	Director

/s/ Charles Hill Charles Hill	Director

/s/ Gregory E. Meyers Gregory E. Meyers	Director

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